================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       REDLINE PERFORMANCE PRODUCTS, INC.
-------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
-------------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:      N/A

    (2) Aggregate number of securities to which transactions applies:        N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

    (4) Proposed maximum aggregate value of transaction:                     N/A

    (5) Total fee paid:                                                      N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:                                             N/A

    (2)  Form, Schedule or Registration Statement No.:                       N/A

    (3)  Filing Party:                                                       N/A

    (4)  Date Filed:                                                         N/A

================================================================================

                       REDLINE PERFORMANCE PRODUCTS, INC.

                             ----------------------

                                2510 COMMERCE WAY
                             VISTA, CALIFORNIA 92081


                                                                 July 29, 2004


Dear Redline Performance Products, Inc. Shareholder:


     On September 10, 2004, Redline Performance Products, Inc. will hold its Annual Meeting of Shareholders. On behalf of the board of directors, I am pleased to invite you to join us so that we can report to you on Redline's progress and discuss the outlook for the fiscal year ending March 31, 2005. The meeting will be held at Larkin Hoffman, 7900 Xerxes Avenue South, Suite 1500, Bloomington, Minnesota, and is scheduled to begin at 2:00 p.m. Minneapolis, Minnesota time (Central Time).


      At the Annual Meeting, you will be asked to vote on the following proposals:

      (1) To elect the directors nominated by your board of directors;

      (2) To authorize the issuance of a number of shares of Common Stock in excess of 20% of the number of shares of such stock that are currently outstanding, at a price per share less than the market price as of the date of issuance, in connection with the Company's effort to raise up to $7 million in a financing transaction;

      (3) To ratify the audit committee's appointment of Virchow, Krause & Company, LLP as our Certified Independent Public Accountants for the fiscal year ending March 31, 2005; and

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      These proposals are described in the attached proxy statement, which you should read carefully. Your board of directors recommends that you vote in favor of each proposal. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the meeting, it is important that your shares be represented.

      To ensure your representation at the meeting in the event you cannot attend, you are urged to complete and return a proxy as soon as possible. Shareholders may vote, sign, date and return the enclosed proxy in the postage-prepaid envelope provided. Please see the proxy statement for additional details. Shareholders attending the meeting may vote in person, even if they have returned a proxy.

      On behalf of the board of directors, I would like to express our appreciation for your continued interest in Redline Performance Products, Inc. We look forward to seeing you at the Annual Meeting.

                                         Sincerely,

                                         Mark A. Payne

                                         Chief Executive Officer

                       REDLINE PERFORMANCE PRODUCTS, INC.

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

To the Shareholders of Redline Performance Products, Inc.:


     The 2004 Annual Meeting of the shareholders of Redline Performance Products, Inc. (the "Company") will be held at Larkin Hoffman, 7900 Xerxes Avenue South, Suite 1500, Bloomington, Minnesota on September 10, 2004, at 2:00 p.m. Minneapolis, Minnesota time (Central Time), for the following purposes:


      1. To elect six members of the board of directors of the Company, to serve for a one-year term expiring at the 2005 Annual Meeting of Shareholders;

      2. To authorize the issuance of a number of shares of Common Stock in excess of 20% of the number of shares of such stock that are currently outstanding, at a price per share less than the market price as of the date of issuance, in connection with the Company's effort to raise up to $7 million in a financing transaction;

      3. To ratify the audit committee's appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for the fiscal year ending March 31, 2005; and

      4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Shareholders of record at the close of business on July 21, 2004 will be entitled to vote at the Annual Meeting, whether in person or by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the principal offices of the Company.

                                              By Order of the Board of Directors

                                              Chris B. Rodewald

                                              Secretary


2510 Commerce Way
Vista, California 92081
July 29, 2004


TO ENSURE YOUR REPRESENTATION AT THE MEETING IN THE EVENT YOU CANNOT ATTEND, YOU ARE URGED TO RETURN A PROXY AS SOON AS POSSIBLE. SHAREHOLDERS MAY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. PLEASE SEE THE PROXY STATEMENT FOR ADDITIONAL DETAILS. SHAREHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON, EVEN IF THEY HAVE RETURNED A PROXY.

                                TABLE OF CONTENTS


General Description of This Proxy Statement.........................................................      1
Voting Securities, Quorum and Vote Required.........................................................      1
       Proxies......................................................................................      2
           Voting Your Proxy........................................................................      2
           How to Vote Your Proxy...................................................................      2
           Revoking Your Proxy......................................................................      2
           Voting In Person.........................................................................      2
       Proxy Solicitation...........................................................................      3
       Delivery of Proxy Materials and Annual Report to Households..................................      3
PROPOSAL NO. 1 - ELECTION OF DIRECTORS..............................................................      3
       General......................................................................................      3
       Information Concerning Nominees and Directors................................................      4
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT..............................................      5
       Ownership by Management......................................................................      5
       Ownership of Other Shareholders..............................................................      6
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS............................................................      6
CORPORATE GOVERNANCE................................................................................      7
       Director Compensation .......................................................................      7
       Board Meetings and Actions...................................................................      7
       Committees of the Board of Directors.........................................................      7
           Audit Committee..........................................................................      7
           Compensation Committee...................................................................      7
           Nominating Committee.....................................................................      7
       Code of Ethics...............................................................................      8
       Certain Relationships and Related Transactions...............................................      8
       Section 16 Beneficial Ownership Reporting Compliance.........................................     10
AUDIT COMMITTEE REPORT..............................................................................     10
PROPOSAL NO. 2 - AUTHORIZE ISSUANCE AND SALE OF MORE THAN 20% OF COMPANY'S
       Outstanding shares of Common Stock At Below-Market prices....................................     11
       Background of the Financing Transaction......................................................     11
       Summary of the Financing Transaction.........................................................     11
       Use of Proceeds..............................................................................     12
       Necessity for Shareholder Approval...........................................................     13
       Impact of the Financing Transaction on the Company's Existing Shareholders...................     13
       Impact of the Failure to Obtain Shareholder Approval of the Financing Transaction............     14
       Dissenter's Rights...........................................................................     15
       Required Vote................................................................................     15
       Board Recommendation.........................................................................     15
       Note Regarding Forward-Looking Statements....................................................     16
PROPOSAL NO. 3 - RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT
OF VIRCHOW, KRAUSE & COMPANY, LLP AS OUR CERTIFIED INDEPENDENT PUBLIC
ACCOUNTANTS FOR 2004................................................................................     16
       General......................................................................................     16
EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION.................................................     17
       Executive Compensation.......................................................................     17
SUMMARY COMPENSATION TABLE..........................................................................     18
       Employment Agreements........................................................................     18
       Option Grants in Last Fiscal Year............................................................     19
       Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.......................     19
EQUITY COMPENSATION PLANS...........................................................................     20
       Description of the 2000 Stock Option Plan....................................................     20

       Description of the Amended and Restated 2001 Non-Employee Director Stock Option Plan...........    21
       Limitations on Liability and Indemnification...................................................    22
OTHER MATTERS.........................................................................................    23
SHAREHOLDER PROPOSALS.................................................................................    23
ANNUAL REPORT AND FORM 10-KSB.........................................................................    23

                       REDLINE PERFORMANCE PRODUCTS, INC.

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 10, 2004

GENERAL DESCRIPTION OF THIS PROXY STATEMENT


      This proxy statement is furnished to holders of shares of common stock, par value $0.01 per share, ("Common Stock") of Redline Performance Products, Inc. (the "Company"), as of the close of business on July 21, 2004 (the "Record Date"), in connection with the board of directors' solicitation of the enclosed proxy for the Annual Meeting. A shareholder giving a proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to such revocation. This proxy statement was first mailed to shareholders on or about July 30, 2004.


VOTING SECURITIES, QUORUM AND VOTE REQUIRED

      Only holders of record of Company Common Stock as of the close of business on the Record Date, are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 5,661,473 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Shareholders are entitled to one vote for each share of Common Stock held as of the Record Date.

      A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will exist at the Annual Meeting if the holders of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

      To be elected as a director at the Annual Meeting (Proposal No. 1), each nominee for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to authorize the issuance of a number of shares of Common Stock in excess of 20% of the number of shares of such stock that are currently outstanding at a price per share less than the market price as of the date of issuance in connection with the Company's effort to raise up to $7 million in financing transaction (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the audit committee's appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for fiscal year 2005 (Proposal No. 3).

      Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote on directors and will have no effect.

      Shares represented by proxies which are marked "ABSTAIN" with regard to authorization of the issuance of shares of Common Stock in excess of 20% of the number of such shares outstanding (Proposal No. 2) will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a negative vote because approval of that proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

      Shares represented by proxies which are marked "ABSTAIN" with regard to ratification of the appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for fiscal year 2004 (Proposal No. 3) will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a negative vote because approval of that proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

      A broker "non-vote" occurs when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners at least ten days before the meeting and do not have discretionary voting authority to vote those shares on a particular matter. In that case, the shares covered by such a "non-vote" proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting or entitled to vote for purposes of calculating the vote required for approval of such matter.

PROXIES

      Voting Your Proxy. By executing and returning the proxy, you are authorizing Mark A. Payne and Kent H. Harle to represent you and vote your shares at the meeting according to your instructions.

      You may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the meeting, we recommend that you vote your shares by proxy. Submitting your proxy card will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

      If you sign and return your proxy card in time for it to be voted at the Annual Meeting, your shares will be voted as you have directed on the proxy card. If you sign and return your proxy card in time for it to be voted at the Annual Meeting but do not indicate how your shares are to be voted with respect to Proposal No. 1, Proposal No. 2 or Proposal No. 3, your shares will be voted FOR such proposal(s).

      The board of directors knows of no matters, other than Proposal Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Shareholders, to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

      How to Vote Your Proxy. You may vote by proxy by completing, signing, dating and returning your proxy card by mail in the enclosed envelope. If you hold your shares through a broker, you should provide written instructions to your broker on how to vote your shares. Proposal No. 1 and Proposal No. 3 are routine matters and, accordingly, your broker will be permitted to vote your shares on these proposals without instruction from you. As a result, if you do not provide your broker with instructions on how to vote your shares for Proposal No. 1 or Proposal No. 3, your broker may vote your shares in a different manner with respect to those proposals than you would have voted if you had provided instructions. Proposal No. 2 is not a routine matter and your broker may not vote your shares unless you provide voting instructions.

      Revoking Your Proxy. You may revoke your proxy before it is voted by:

      -     sending in a new proxy with a later date;

      - notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

      -     voting in person at the Annual Meeting.

      Voting In Person. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual Meeting a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION

      This solicitation is made on behalf of our board of directors and we will bear the costs of the solicitation. Proxies may be solicited by telephone, fax or personal interview by the directors, officers and employees of the Company, who will not receive additional compensation for the solicitation. The Company may engage one or more third party consultants to solicit proxies on behalf of the Company. The costs of any such consultants will be born by the Company. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT TO HOUSEHOLDS

      The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this proxy statement.

      If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

      Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report and this proxy statement is delivered may obtain a separate Annual Report and/or proxy statement without charge by sending a written request to: REDLINE PERFORMANCE PRODUCTS, INC., 2510 Commerce Way, Vista, California 92081, Attention: Investor Relations, or by calling the Company at (760) 599-1003. The Company will promptly deliver an Annual Report and proxy statement upon request.

      Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL

      Pursuant to our First Amended and Restated Bylaws, as amended (the "Bylaws"), all of our directors are elected at each Annual Meeting of Shareholders. Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until the director's successor is duly elected and qualified, or until the director's earlier resignation or removal. The Bylaws provide that the number of directors shall be fixed from time to time by a majority of the board of directors. Currently, the number of directors has been fixed at seven directors.

      Shareholders may withhold authority to vote for the entire slate of directors as nominated or, by indicating an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes. If any nominee is unable to serve or for good cause will not serve as a director, such shares will be voted for the election of such substitute nominee as the board of directors may designate. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that any nominee will be unavailable to serve.

      The names of the nominees for directors nominated by your board of directors and presented for consideration by the shareholders, all of whom are incumbent directors, their ages, the year in which they became directors of the Company, and certain other information about them are set forth below. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

      Mark A. Payne - age 44. Mr. Payne has been our Chief Executive Officer since June 2004. He has held the positions of President and Chief Financial Officer since September 2002. Mr. Payne has been a director of the Company since November 2002. From September 1999 to June 2002, Mr. Payne was Chief Financial Officer of Agiliti, Inc., a privately-held information technology outsourcing company based in Minneapolis, Minnesota. From April 1998 to September 1999, Mr. Payne was the sole principal and owner of Capital Growth Strategies, LLC, a financial consulting firm based in Minneapolis, Minnesota that provided management, financing and other assistance to start-up and emerging companies. From August 1996 to April 1997, Mr. Payne served as Chief Financial Officer and from May 1997 to February 1998, he served as President, of Famous Dave's of America, Inc., a publicly-held company based in Minneapolis, Minnesota that operates a chain of barbeque-style restaurants. Mr. Payne is based in our Minnesota office. Pursuant to his employment agreement, we have appointed Mr. Payne to the board of directors and will continue to nominate him to be a director as long as he is an executive officer.

      Kent H. Harle - age 37. Mr. Harle has been our Vice President of Product Development since June 2004. Mr. Harle has been a director since our inception in December 1999. Previously, Mr. Harle served as our Chief Executive Officer, from May 2000 to June 2004, our President, from our inception in December 1999 to September 2002, and our Chief Financial Officer, from our inception in December 1999 to June 2001. From December 1997 to December 1999, Mr. Harle was the Vice President of Business and Product Development for TMAG Industries, Inc., a Vista, California-based vehicle design and commercial lighting company operated and partly-owned by Mr. Harle and Mr. Rodewald. Mr. Harle is based in our California office.

      David G. Mell - age 57. Mr. Mell has been a director since December 2000. Since January 2001, Mr. Mell has been a consultant to and an investor in early stage companies based in Minnesota. From May 1999 to December 2000, he served as the President and Chief Operating Officer of Fieldworks, Inc., a publicly-held manufacturer of durable mobile computing products based in Minneapolis, Minnesota, now operating under the name of Kontron Mobile Computing, Inc. He also served as Chief Executive Officer of Fieldworks from July 1999 through November 2000. From January 1996 to December 1998, he was Vice President of Business Processes for Imation Corp., a St. Paul, Minnesota-based publicly-held data storage and information management company spun off from 3M Corporation in 1996.

      Stanley R. Herman - age 49. Mr. Herman has been a director since March 2003. Since February 2003, Mr. Herman has been a partner and Chief Executive Officer of F2 Intelligence Group, a strategic consulting firm based in Minneapolis, Minnesota. From August 1999 to January 2003, Mr. Herman was the President of Johnson Grossfield, Inc., a private consumer marketing firm based in Minneapolis, Minnesota focused on businesses which utilize franchise and dealer networks. From September 1998 to August 1999, Mr. Herman was a Managing Director at Goldsmith, Agio & Helms, an investment banking firm based in Minneapolis, Minnesota.

      Michael Degen - age 60. Mr. Degen has been a director since March 2003. Since May 2002, he has been the President and Chief Executive Officer of Nortech Systems Incorporated, a publicly-held manufacturer of wire harnesses, cable assemblies, electronic sub-assemblies, and printed circuit board assemblies based in Minneapolis, Minnesota. Mr. Degen has been a director of Nortech Systems Incorporated since May 1998. From April 2001 to March 2002 he was a Senior Manager of SSI Worldwide, a technology consulting company. From August 1997 to December 2000, Mr. Degen was the Managing Director, Worldwide Operations, of The Toro Company, a publicly-held manufacturer of lawn mowers, snow throwers and other products based in Minneapolis, Minnesota. From January 1995 to July 1997, he was the Managing Director, Worldwide Parts, of The Toro Company.

      Robert J. Korkowski - age 63. Mr. Korkowski has been a director since July 2003. Mr. Korkowski has been retired since 1996. From 1989 to 1996, Mr. Korkowski was Senior Vice President of Finance and a Director of Opus Corporation, a privately-held real estate developer and construction company. From 1986 to 1989, Mr. Korkowski was the Vice President and Chief Financial Officer of National Computer Systems, Inc., a publicly-held information systems company. Mr. Korkowski is a director of Valuevision Media, Inc., a publicly-held direct marketing company based in Minneapolis, Minnesota.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                 ELECTION OF EACH OF THE NOMINEES NAMED ABOVE AS
                            DIRECTORS OF THE COMPANY.

                              SECURITY OWNERSHIP OF
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 21, 2004 by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group. As of July 21, 2004, there were 5,661,473 shares of Common Stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner.

                             OWNERSHIP BY MANAGEMENT

                                               NUMBER OF SHARES OF      PERCENTAGE OF
                                                   COMMON STOCK          BENEFICIAL
              NAME AND ADDRESS                  BENEFICIALLY OWNED        OWNERSHIP
              ----------------                 --------------------     -------------
 Mark A. Payne(1)...........................         105,000                 1.8%
 Kent H. Harle(2)...........................         380,293                 6.7%
 Chris B. Rodewald(3).......................         390,294                 6.9%
 David G. Mell(4)...........................          92,836                 1.6%
 Stanley R. Herman(5).......................          15,000                   *
 Michael J. Degen(6)........................          15,000                   *
 Robert J. Korkowski(7).....................          15,000                   *
 Clyde Fessler(8)...........................          15,000                   *
 Directors and Officers as a Group
  (eight persons)(9)........................       1,028,423                17.4%

-------------------
* Represents less than 1% of the outstanding shares of our Common Stock.

(1) Mr. Payne's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Payne consist of options to purchase 105,000 shares of our Common Stock.

(2) Mr. Harle's address is c/o Redline Performance Products, Inc., 2510 Commerce Way, Vista, California 92081. The shares beneficially owned by Mr. Harle include: (i) 367,793 shares of our Common Stock and (ii) options to purchase 12,500 shares of our Common Stock.

(3) Mr. Rodewald's address is c/o Redline Performance Products, Inc., 2510 Commerce Way, Vista, California 92081. The shares beneficially owned by Mr. Rodewald include: (i) 367,794 shares of our Common Stock and (ii) options to purchase 22,500 shares of our Common Stock.

(4) Mr. Mell's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Mell include: (i) 30,000 shares of our Common Stock; (ii) options to purchase 33,334 shares of our Common Stock; and (iii) warrants to purchase 29,502 shares of our Common Stock.

(5) Mr. Herman's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Herman consist of options to purchase 15,000 shares of our Common Stock.

(6) Mr. Degen's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Degen consist of options to purchase 15,000 shares of our Common Stock.

(7) Mr. Korkowski's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Korkowski consist of options to purchase 15,000 shares of our Common Stock.

(8) Mr. Fessler's address is c/o Redline Performance Products, Inc., 1120 Wayzata Boulevard E., Suite 200, Wayzata, Minnesota 55391. The shares beneficially owned by Mr. Fessler consist of options to purchase 15,000 shares of our Common Stock.

(9)   Includes shares described in notes (1) through (8) above.

                         OWNERSHIP OF OTHER SHAREHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 21, 2004 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner.

                                     NUMBER OF SHARES OF COMMON
                                               STOCK                  PERCENTAGE OF BENEFICIAL
         NAME AND ADDRESS                BENEFICIALLY OWNED                  OWNERSHIP
         ----------------            --------------------------       ------------------------
Perkins Capital Management, Inc.(1)        322,169                              5.6%

----------

(1) The address of Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, Minnesota 55391. Share information is furnished in reliance on the Schedule 13G dated February 2, 2004, filed with the SEC by Perkins Capital Management Inc. and includes: 202,169 shares of our Common Stock and warrants to purchase 120,000 shares of our Common Stock. Richard W. Perkins is a control person of Perkins Capital Management, Inc., Perkins Capital Management, Inc. and Richard W. Perkins disclaim beneficial ownership of all shares.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      In addition to Messrs. Payne and Harle, who are executive officers and directors of the Company, set forth below is certain information concerning a non-director employee who serves as an executive officer of the Company. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

      Chris B. Rodewald - age 35. Mr. Rodewald has been a Vice President since our inception in December 1999 and became our Vice President of Sales and Marketing in May 2000. He also serves as our Secretary and has served in that capacity from December 1999 to August 2001 and since October 2001. Mr. Rodewald also served as a director from our inception in December 1999 to December 2002. From December 1997 to December 1999, Mr. Rodewald was the Vice President of Sales and Marketing for TMAG Industries, Inc., a Vista, California-based vehicle design and commercial lighting company owned and operated by Mr. Rodewald and Mr. Harle. Mr. Rodewald is based in our California office.

                              CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

      Compensation for directors is comprised of cash and stock options. Each director receives $1,000 for attending meetings of our board of directors and $500 for attending committee meetings, provided that no director will be paid more than $1,000 for any day, regardless of the number and type of meetings attended. In addition, pursuant to our Amended and Restated 2001 Non-Employee Director Stock Option Plan, we grant to each non-employee director an option to purchase 30,000 shares of Common Stock upon becoming a director and an option to purchase 5,000 shares annually during the term of each director's service. The Company reimburses directors for expenses incurred in connection with serving on our board of directors.

      A description of the Amended and Restated 2001 Non-Employee Director Stock Option Plan and of the stock options to be awarded to directors, can be found under the caption "Equity Compensation Plans - Amended and Restated 2001 Non-Employee Director Stock Option Plan," below.

BOARD MEETINGS AND ACTIONS

     During the fiscal year ended March 31, 2004, the board of directors of the Company held seven meetings, and acted by unanimous written consent on six occasions. Each of our directors attended 75% percent or more of the meetings of the board of directors and any committee on which they served during the fiscal year ended March 31, 2004. The Company encourages, but does not require, directors to attend the Company's annual meeting of shareholders. Five directors attended the 2003 annual meeting of shareholders.

      The board of directors has established two committees, the audit committee and the compensation committee. The Company does not have a nominating committee. The composition and function of the audit and compensation committees, and the number of meetings held during the fiscal year ended March 31, 2004, are described below.

COMMITTEES OF THE BOARD OF DIRECTORS

      Audit Committee. The audit committee for the fiscal year ended March 31, 2004 consisted of Robert Korkowski, who served as chairman, and Michael Degen, each of whom was determined by the board of directors to be an independent director and to be qualified as an "audit committee financial expert," as defined under applicable securities laws and the American Sock Exchange listing standards. In accordance with our audit committee charter, the audit committee has the responsibility to engage our independent auditors and to review and discuss with the auditors the scope of examination, their proposed fee and the overall approach to the audit. The audit committee also reviews our annual financial statements with the auditors and our management, and oversees the establishment and maintenance of our internal accounting controls. The audit committee also reviews transactions between us and our directors or officers. The audit committee held four meetings during the fiscal year ended March 31, 2004.

      Compensation Committee. The compensation committee consists of David Mell, who serves as chairman, and Stanley Herman, each of whom is an independent director. In accordance with our compensation committee charter, the compensation committee is responsible for establishing our compensation philosophy, recommending executive officer compensation and establishing executive officer performance goals. The committee also administers our 2000 Stock Option Plan, and is authorized to grant options under this plan. During the fiscal year ended March 31, 2004, the compensation committee held two meetings, and acted by unanimous written consent on two occasions.

      Nominating Committee. The Company does not have a nominating committee and does not have a written nominating committee charter. The Company believes that it is appropriate for all members of the board of directors to consider whether the size and composition of the board is appropriate in the context of the Company's current business operations and to suggest changes when deemed appropriate.

      Nomination by the Board. Priorities and emphasis by members of the board of directors may change from time-to-time due to changes in business operations or industry trends relative to the portfolio of skills and experience of current and prospective board members. Although the board has not established any specific minimum criteria or qualifications that a nominee must possess, generally a diversity of factors such as age, general business experience, leadership and understanding and achievement in technology, manufacturing, marketing or finance are considered in the nomination process. Consideration of new board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. In general, candidates for nomination to the board are suggested by board members, our officers and employees or business associates.

      Nomination by the Shareholders. In accordance with our bylaws, any shareholder who is entitled to vote on the election of directors at an annual or special meeting of our shareholders is also entitled to nominate a candidate for election to the board of directors. In order for a shareholder nomination to be effective under our Bylaws, the notice must be in writing and be delivered to our Corporate Secretary at least 90 days prior to the first anniversary of the date of our last annual meeting. (In the event that any annual meeting date is more than 30 days before or after the first anniversary of the date of our last annual meeting, or in the event of a special meeting of shareholders where directors will be elected, the written notice must be received by the Company at least 90 days before the actual meeting date, or if received less than 90 days before the actual meeting date, the notice must be received within 10 days of the first public announcement of the actual meeting date.) In accordance with our Bylaws, the written shareholder notice must include: (a) the name of the nominee, (b) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (c) the nominee's written consent to be named in the proxy statement and, if elected, to serving as a director, (d) the name of the nominating shareholder, (e) the nominating shareholder's address and (e) the number and class of shares which are beneficially owned by the nominating shareholder.

CODE OF ETHICS

      We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other individuals designated by the Controller. These individuals are required to abide by the Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Any waivers of the Code of Business Conduct and Ethics for directors or executive officers must be approved by the audit committee or the independent members of the board of directors.

      The full text of our Code of Business Conduct and Ethics is published on our web site, at www.1redline.com, under the "investor" and "corporate governance" captions. We intend to disclose future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics on our web site, and in reports required to be filed with the SEC, within the time periods required by applicable securities laws and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      A. On March 8, 2000, we entered into an Asset Purchase Agreement among our Company, Kent Harle, Chris Rodewald, William Savage and TMAG Industries, Inc. Kent Harle is our Chief Executive Officer and a director. Chris Rodewald is our Vice President of Sales and Marketing. TMAG Industries, Inc. is been wholly-owned and managed by Kent Harle, Chris Rodewald and William Savage. Pursuant to the agreement, we purchased technology from Kent Harle, Chris Rodewald and William Savage, as well as the snowmobile-related assets of TMAG Industries, Inc.

      In connection with the transfer, the Company executed certain promissory notes and assumed certain obligations of TMAG Industries, Inc. One of the promissory notes was in the original principal amount of $114,727 and related to a bank loan obtained by TMAG Industries, Inc. for the benefit of our Company. Repayment of the note was guaranteed by Kent Harle and Chris Rodewald. The note accrued interest at the annual rate of 6%. As of March 31, 2002, we included in our liabilities the $114,727 owed by TMAG Industries, Inc. to two banks. We have assumed the liabilities owed to the two banks. As of March 31, 2003, the balance of the indebtedness was approximately $85,771, of which $49,822 was guaranteed by Kent Harle and Chris Rodewald. We repaid this amount in full in May 2003, with proceeds from the initial public offering. We have not paid any compensation to Kent Harle or Chris Rodewald for their guarantees.

      B. We have entered into employment agreements with Mark Payne, Kent Harle and Chris Rodewald, our executive officers. For a description of the employment agreements, see "Summary Compensation Table - Employment Agreements."

      C. Kent Harle and Chris Rodewald have guaranteed the repayment of a line of credit with a bank. The aggregate amount of the line of credit is $50,000 and the balance was $49,409 as of March 31, 2004. We have not paid any compensation to Kent Harle or Chris Rodewald for their guarantees.

      D. As of March 31, 2003, we owed Kent Harle and Chris Rodewald an aggregate total of approximately $205,038. The amount owed to Kent Harle consisted of $45,000 in accrued but unpaid salary and $21,130 in unpaid expenses. The amount owed to Chris Rodewald consisted of $48,462 in accrued but unpaid salary and $90,446 in unpaid expenses. We repaid all of Mr. Harle's accrued but unpaid salary and unpaid expenses with proceeds from the initial public offering. We repaid Mr. Rodewald's unpaid expenses with proceeds from the initial public offering.

      E. We are party to a lease agreement for a building located in Vista, California. Pursuant to the terms of the lease agreement, Kent Harle and Chris Rodewald have agreed to jointly and severally guarantee the payment of amounts owed by us. Neither Kent Harle nor Chris Rodewald have received any compensation for their guaranty of the lease.

      F. In 2002, David Mell, a director, guaranteed the repayment of portions of two term loans provided to us by a bank. The aggregate total of the amount guaranteed by David Mell was $34,000. As compensation for the guarantees and extensions thereof, we granted to Mr. Mell warrants to purchase an aggregate of 8,168 shares of Common Stock at a price of $3.75 per share. We repaid the term loans on October 15, 2002.

      G. During the fiscal years ended March 31, 2002 and 2003, we engaged David Mell, a director, to provide consulting services to our Company. Mr. Mell provided consulting services on his usual and customary terms. On December 10, 2002, Mr. Mell converted the entire amount owed to him, $56,250, into 15,000 shares of our Common Stock. Also on that date, the Company and Mr. Mell terminated the consulting agreement.

      H. In August 2002, we issued a promissory note to an entity for which Perkins Capital Management, Inc. has voting authority. Perkins Capital Management, Inc. beneficially owns more than 5% of our Common Stock. The entity made a loan to us in the amount of $50,000. The promissory note accrued interest at an annual rate of 10%. We repaid the promissory note in October 2002. In connection with this loan, we granted to the entity a warrant to purchase 5,000 shares of our Common Stock at a per share exercise price of $3.75.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's class of Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. Officers, directors and persons owning more than ten percent of the Company's Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis, except that Chris Rodewald, an executive officer, filed late one notice of change in beneficial ownership.

                             AUDIT COMMITTEE REPORT

      The audit committee reports to and acts on behalf of the board of directors by providing oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements,
(3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal auditors and the Company's independent auditor. The audit committee is comprised of two directors, both of whom meet the standards of independence adopted by the Securities and Exchange Commission and the American Stock Exchange.

      In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended March 31, 2004 with management and with representatives of Virchow, Krause & Company, LLP, the Company's independent auditors.

      We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company's independent auditors the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with audit committees, and discussed with the independent auditors their independence. We are satisfied that the non-audit services provided to the Company by the independent auditors are compatible with maintaining their independence.

      In reliance on the reviews and discussions referred to in this report, and subject to the limitations of our role, we recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004.

                                                   AUDIT COMMITTEE
                                                   Robert Korkowski
                                                   Michael Degen

                                 PROPOSAL NO. 2
            AUTHORIZE ISSUANCE AND SALE OF MORE THAN 20% OF COMPANY'S OUTSTANDING SHARES OF COMMON STOCK AT BELOW-MARKET PRICES

BACKGROUND OF THE FINANCING TRANSACTION

         As described in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on June 29, 2004, which report is incorporated herein by reference, the Company has only a nominal amount of cash available to fund operations, is experiencing a significant working capital deficiency and will need financing to continue operations. The Company's capital requirements will depend on numerous factors including, but not limited to, its ability to complete design and engineering modifications to its snowmobile in a timely manner, enter into agreements with vendors to obtain parts while deferring the payment of amounts owed to these vendors, maintain floor plan financing for its dealers on acceptable terms, reduce the cost of producing snowmobiles, efficiently consolidate its operations into a smaller number of locations, and raise capital.

         The Company continues to evaluate its short-term and long-term financing options, which may include selling debt or equity securities and obtaining debt financing from banks or other third parties. However, there can be no assurance that the Company will be able to obtain the necessary amount of capital on acceptable terms. The Company has no committed sources or arrangements for additional financing.

SUMMARY OF THE FINANCING TRANSACTION

         The Company is seeking approval to raise up to $7 million by selling Common Stock, or securities convertible or exercisable into Common Stock, at prices that are below the market price of the Company's Common Stock on the date of issuance. The Company may obtain this financing in one or more transactions, all of which are collectively referred to in this Proxy Statement as the "Financing Transaction."

         The terms of the Financing Transaction are not currently known. However, the Financing Transaction will be subject to the requirements described in this Proxy Statement under Proposal No. 2. The maximum number of shares of Common Stock, or securities convertible or exercisable into Common Stock, that the Company may issue in the Financing Transaction will depend upon the market price of the Company's Common Stock on the date the Company sells Common Stock, or securities convertible or exercisable into Common Stock, in the Financing Transaction. The Company may issue securities in the Financing Transaction at a purchase, conversion or exercise price at a discount of not more than 60% from the market price of the Common Stock. The market price will be determined on the date the Company issues the securities, which may be a date before the date of the Annual Meeting. Determination of the market price of the Company's Common Stock must comply with the requirements of the American Stock Exchange ("AMEX"). The types of securities the Company may issue in the Financing Transaction, and the terms of those securities, including any dividend rates, conversion or exercise prices, voting rights, redemption prices and other matters, will be determined by the Company's board of directors. The Financing Transaction must be completed not later than the date 90 days from the date the Company receives shareholder approval of Proposal No. 2, provided that the Company may extend such period for up to 45 days if the Company obtains the consent of the American Stock Exchange.

         The Company is asking for the flexibility to issue shares of Common Stock, or securities convertible or exercisable into Common Stock, on such terms as may be determined to be appropriate by the Company's board of directors from time to time. The Company will not solicit further authorization for the issuance of securities in the Financing Transaction by a vote of shareholders prior to issuance, unless otherwise required under applicable law.

USE OF PROCEEDS

Under the Company's current operating plan, net proceeds of the Financing Transaction will be used for purchases of inventory, payment of production-related accounts payable and expenses, payment of interest, sales and marketing, financing-related expenses and working capital. The allocation of proceeds will be based on the Company's assumptions concerning the timing of receipt of proceeds in the Financing Transaction, the Company's business objectives, finances and other matters. If current assumptions are not accurate, or other unforeseen conditions or opportunities affecting the

Company's business arise, there could be material changes to the Company's operational expectations. Therefore, the Company could find it advisable to allocate the proceeds of the Financing Transaction in a manner different from that described above.

NECESSITY FOR SHAREHOLDER APPROVAL

         Companies listed on AMEX are required to comply with the AMEX Listing Standards, Policies and Requirements, including Section 713 thereof ("AMEX Rule 713"). In particular, AMEX Rule 713 requires listed companies to obtain shareholder approval prior to issuing common stock (or securities convertible or exercisable into common stock) in a private financing at a price less than the greater of book or market value of the common stock, where the number of shares of common stock to be issued (or issuable upon conversion or exercise) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to the issuance.

         The Company has 5,661,473 shares of Common Stock outstanding. The total number of shares of Common Stock issuable by the Company in the Financing Transaction will be well in excess of the AMEX 20% threshold based on the number of shares currently outstanding. The Company's shareholders must, therefore, vote in favor of Proposal No. 2 in order for the Company to consummate the Financing Transaction.

IMPACT OF THE FINANCING TRANSACTION ON THE COMPANY'S EXISTING SHAREHOLDERS

         Effect of Actual or Potential Future Stock Issuance Below Market Price. As a result of the Financing Transaction, the Company may issue a substantial number of shares of its Common Stock, or securities convertible or exercisable into Common Stock, at a per share price below the market price of the Common Stock as of the date of issuance. The issuance of Common Stock and Common Stock issuable upon exercise of warrants or conversion of other securities could have a depressive effect on the market price of the Company's Common Stock by increasing the number of shares of Common Stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the Common Stock.

         Dilution. As a result of the Financing Transaction, the number of shares of outstanding Common Stock will increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing shareholders. Conversion of convertible securities, exercise of warrants and anti-dilution adjustments to the conversion or exercise price of such securities could further dilute the ownership interests and voting power of existing shareholders.

         Certain Purchasers May Become Significant Shareholders. As a result of the Financing Transaction, one or more persons could become the beneficial owner of a substantial amount of the Company's Common Stock and, as such, will have significant voting power with respect to its shares and be able to exert substantial influence over the Company's business and affairs if they choose to do so. Any such person or persons will likely to be able to affect the outcome of all matters brought before the shareholders, including the election of all directors and the approval of mergers and other business combination transactions.

         Future Stock Issuances Could Effect a Change of Control of the Company. As a result of the Financing Transaction, the Company could issue a number of shares of Common Stock, or rights to acquire Common Stock, which exceeds the current number of shares of Common Stock outstanding. This would result in a change in the persons having control of the Company. The persons acquiring control would have significant voting power and be able to control the Company's business and affairs if they choose to do so. Any such person or persons will determine the outcome of all matters brought before the shareholders, including the election of all directors and the approval of mergers and other business combination transactions.

IMPACT OF THE FAILURE TO OBTAIN SHAREHOLDER APPROVAL OF THE FINANCING
TRANSACTION

If the Financing Transaction is not approved by the shareholders, the Company will need to try promptly to obtain an alternative source of financing. There can be no assurances that the Company would be able to obtain any alternative financing, and it would be difficult for the Company to negotiate the terms of that financing given the Company's limited alternatives at that time. If the Company is unable to promptly obtain an alternative source of financing, the Company will be required to cease operations.

         Furthermore, it is very unlikely that the Company would have sufficient time to prepare and mail a proxy statement and hold a subsequent shareholders' meeting to approve any alternative source of financing even if it was able to obtain an alternative source of financing. Since the Company would need to obtain shareholder approval for such financing under AMEX rules in the absence of a hardship exemption, the Company would need to apply to AMEX to try to obtain a hardship exemption from the shareholder approval requirement. There can be no assurances that the Company would be able to obtain a hardship exemption from AMEX. If the Company is not able to obtain alternative financing and obtain the hardship exemption for such financing, the Company expects that it would run out of funds by October 2004.

DISSENTER'S RIGHTS

         Under Minnesota law, shareholders are not entitled to dissenters' rights as a result of the Financing Transaction.

REQUIRED VOTE

         The Common Stock of the Company is the only authorized and issued voting security of the Company. At the close of business on the Record Date there were 5,661,473 shares of Common Stock of the Company issued and outstanding, each of which is entitled to one vote. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy and entitled to vote on Proposal No. 2 is required for approval pursuant to AMEX Rule 713.

BOARD RECOMMENDATION

         The Board of Directors believes that shareholder approval of the Financing Transaction is in the best interests of the Company. The directors have analyzed the financial status of the Company and its alternatives regarding financing and continuation of the business. The directors believe that a voluntary bankruptcy proceeding or the sale of the Company's assets are the most likely alternatives to the Financing Transaction. They believe it is unlikely that the existing shareholders would receive a return on their investment or continue to have equity interests following a bankruptcy proceeding, and that secured and unsecured creditors will not receive payment in full or full continuing creditor interests in a bankruptcy proceeding. They believe it is unlikely that the existing shareholders would receive any portion of their investment following a sale of the Company's assets, and that secured and unsecured creditors will not receive payment in full upon a sale of the Company's assets. The directors, therefore, believe that the sale of Common Stock, or securities convertible or exercisable into Common Stock, would provide the best opportunity for eventual payment in full to all creditors and the opportunity for existing shareholders to share in the potential of the Company following the Financing Transaction.

         The board of directors recommends that the shareholders approve the proposal to authorize the issuance and sale of more than 20% of the Company's outstanding shares of Common Stock at a price per share less than the market price as of the date of issuance, including the issuance and sale of securities convertible or exercisable into shares of Common Stock, in connection with the Company's efforts to raise up to $7 million in capital in the Financing Transaction.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
      TO AUTHORIZE THE ISSUANCE AND SALE OF MORE THAN 20% OF THE COMPANY'S
           OUTSTANDING SHARES OF COMMON STOCK AT BELOW-MARKET PRICES.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This Proxy Statement contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. In some cases, readers can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "plan," "potential," "proposed," "continue" or the negative of these terms or other comparable terminology. These statements involve risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes that the estimates and projections reflected in the forward-looking statements are reasonable, the Company's expectations may prove to be incorrect. The Company cautions you to not place undue reliance on these forward-looking statements, which reflect management's view only as of the date of this Proxy Statement.

      Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, our ability to develop and execute a plan to operate in the future, our ability to raise additional capital in the immediate and near term to fund our production and other operations, our ability to enter into arrangements with our creditors and vendors to continue to receive parts and services while delaying the obligation to make payments to these groups and to operate as a going concern, timely compliance with applicable snowmobile safety and other regulations, our ability to obtain high-quality parts and subassemblies in a timely and cost-effective manner, the timely and successful assembly of snowmobiles by our contract assembler and the assembler's ability to quickly ramp up production, having sufficient capital available to us to fund our production and other operations, compliance with the terms of our loan and related agreements, the overall quality and performance of Redline snowmobiles and the level of any warranty expenses, the number of dealers engaged by us, the number of purchase orders received from dealers, the demand for our snowmobiles from potential purchasers, and other factors described in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, and other documents, filed with the Securities and Exchange Commission.

                                 PROPOSAL NO. 3
             RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF
                 VIRCHOW, KRAUSE & COMPANY, LLP AS OUR CERTIFIED
                     INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004

GENERAL

      The audit committee appointed, and the board of directors has ratified the appointment of, Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for the fiscal year ending March 31, 2005. The audit committee and the board of directors have directed that the appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for the fiscal year ending March 31, 2005 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for the fiscal year ending March 31, 2005 is not required by the Bylaws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the board of directors' appointment of Virchow, Krause & Company, LLP as the Company's Certified Independent Public Accountants for the fiscal year ending March 31, 2005, the board of directors may consider the matter at its next meeting. Virchow, Krause & Company, LLP has audited the Company's balance sheets as of March 31, 2001, 2002, 2003 and 2004, and the related statements of operations, shareholders' deficit and cash flows for the years then ended and the period from December 22, 1999 (inception) to March 31, 2004.

      It is anticipated that one or more representatives of Virchow, Krause & Company, LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

      The following table details the fees paid to Virchow Krause for the years ended March 31, 2004 and 2003.

                                          2004              2003
                                         ------           --------
Audit Fees                             41,386             71,860
Audit-Related Fees                     11,100 (1)         40,900 (1)
Tax Fees                                    -                  -
All Other Fees                              -                  -
                                       ------            -------
Total                                  52,486            112,760
                                       ======            =======

------------------
(1)      Fees related to IPO Registration Statement

      The policy of the Company's Audit Committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13(a) of the Securities Exchange Act of 1934, as amended. All of the fees paid to Virchow Krause were pre-approved by the audit committee.

      No Services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Virchow Krause. Furthermore, no work of Virchow Krause with respect to its services rendered to the Company was performed by anyone other than Virchow Krause.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3 TO RATIFY THE
     SELECTION OF VIRCHOW, KRAUSE & COMPANY, LLP AS THE COMPANY'S CERTIFIED
                         INDEPENDENT PUBLIC ACCOUNTANTS
                   FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

               EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

EXECUTIVE COMPENSATION

      The following table sets forth in summary form information concerning the compensation paid by us during the fiscal years ended March 31, 2004, 2003 and 2002, to our chief executive officer and other executive officers, all of whom served as executive officers as of March 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                       ANNUAL COMPENSATION                          COMPENSATION AWARDS
                                         ------------------------------------------------     -------------------------------
                                                                                                 RESTRICTED        SECURITIES
                                                   SALARY          BONUS      OTHER ANNUAL          STOCK          UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR        ($)            ($)       COMPENSATION       AWARD(S)($)       OPTIONS(#)
---------------------------              ----    ---------       --------     ------------     ---------------     ----------
Mark A. Payne........................    2004   $ 169,999(2)    $100,000(3)         -0-                 -0-                -0-
 President, Chief Executive and          2003   $  79,923             -0-           -0-                 -0-           240,000
 Chief Financial Officer(1)              2002          -0-            -0-           -0-                 -0-                -0-

Kent H. Harle........................    2004   $ 126,837(5)          -0-           -0-                 -0-                -0-
 Chief Executive Officer(4)              2003   $  90,000             -0-           -0-                 -0-                -0-
                                         2002   $  90,000             -0-           -0-                 -0-                -0-

Chris B. Rodewald....................    2004   $ 115,576(6)          -0-           -0-                 -0-            10,000
 Vice President of Sales                 2003   $  90,000             -0-           -0-                 -0-                -0-
 and Marketing                           2002   $  90,000             -0-           -0-                 -0-                -0-

----------

(1)   Mr. Payne became our Chief Executive Officer on June 16, 2004.

(2)   Includes unpaid salary in the amount of $9,807.

(3)   Includes unpaid bonus in the amount of $50,000.

(4)   Mr. Harle served as our Chief Executive Officer through June 15, 2004.

(5)   Includes unpaid salary in the amount of $8,076.

(6)   Includes unpaid salary in the amount of $7,211.

EMPLOYMENT AGREEMENTS

      Employment Agreement with Mark Payne. We have entered into an employment agreement with Mark Payne effective October 15, 2002. Mr. Payne's annual base salary is $170,000. Mr. Payne is entitled to receive a cash bonus of up to $100,000 during his first year of employment upon our achievement of milestones. In June, 2003, Mr. Payne received the first milestone payment provided under his employment agreement. Mr. Payne has earned an additional bonus which has not yet been paid. He is be eligible for an annual bonus of up to one-half of his then-current base salary based on criteria to be determined by the compensation committee of our board of directors, as well as usual and customary benefits provided to our management-level employees. If his employment is terminated by us other than for "good cause," as defined in the employment agreement, Mr. Payne is entitled to a severance allowance equal to six months salary. The amount of the severance will increase from the six months by an additional one month for every six months of employment, provided, that the amount of the severance will not exceed an amount equal to one-year of his then-current base salary. The employment agreement includes nondisclosure, invention assignment, one-year noncompetition and other provisions. The employment agreement provides that if Mr. Payne terminates his employment for good reason, which includes relocation or change in title or duties, he may terminate his employment and we would be required to pay him the severance amount. Pursuant to his employment agreement, we have appointed Mr. Payne to the board of directors and will continue to nominate him to be a director as long as he is an executive officer.

      Employment Agreement with Kent Harle. We have entered into an employment agreement with Kent Harle dated July 31, 2000. The term of the employment agreement is four years and will automatically extend for additional one-year periods unless notice is given by either party of their intention not to extend the term of the employment agreement. The annual salary for each year of the term is $90,000. However, a committee consisting solely of non-employee directors may, at its discretion, increase the amount of the annual salary. Mr. Harle is eligible for bonus compensation as may be determined by the committee, as well as usual and customary benefits provided to our employees. In July 2003, our compensation committee increased Mr. Harle's salary to $140,000, effective June 1, 2003, and modified Mr. Harle's potential bonus compensation. Mr. Harle was to receive a bonus equal to 40% of his annual salary if we ship 700 snowmobiles during the fiscal year ending March 31, 2004, 20% of his annual salary if we ship 600 snowmobiles during such period and no bonus if we ship less than 600 snowmobiles during such period. Because we shipped less than 600 snowmobiles during such period, Mr. Harle did not receive any bonus. If his employment is terminated by us other than for "good cause," as defined in the employment agreement, Mr. Harle is entitled to a severance allowance equal to the lesser of the base salary remaining under the employment agreement or twelve months' base salary based on the annualized salary being paid as of the date of termination. The employment agreement includes nondisclosure, invention assignment, one-year noncompetition and other provisions. If we terminate Mr. Harle for refusing to relocate, he may not assert that any such termination was for other than "good cause."

      Employment Agreement with Chris Rodewald. We have entered into an employment agreement with Chris Rodewald dated July 31, 2000. The term of employment agreement is four years and will automatically extend for additional one-year periods unless notice is given by either party of their intention not to extend the term of the employment agreement. The annual salary for each year of the term is $90,000. However, a committee consisting solely of non-employee directors may, at its discretion, increase the amount of the annual salary. Mr. Rodewald is eligible for bonus compensation as may be determined by the committee, as well as usual and customary benefits provided to our employees. In July 2003, our compensation committee increased Mr. Rodewald's salary to $125,000, effective June 1, 2003, and modified Mr. Rodewald's potential bonus compensation. Mr. Rodewald will receive a bonus equal to 50% of his annual salary if we ship 700 snowmobiles during the fiscal year ending March 31, 2004, 25% of his annual salary if we ship 600 snowmobiles during such period and no bonus if we ship less than 600 snowmobiles during such period. Because we shipped less than 600 snowmobiles during such period, Mr. Harle did not receive any bonus. In July 2003, we granted Mr. Rodewald an option to purchase 10,000 shares of common stock at a per share price equal to $4.50. The options vest quarterly over a one-year period. If his employment is terminated by us other than for "good cause," as defined in the employment agreement, Mr. Rodewald is entitled to a severance allowance equal to the lesser of the base salary remaining under the employment agreement or twelve months' base salary based on the annualized salary being paid as of the date of termination. The employment agreement includes nondisclosure, invention assignment, one-year noncompetition and other provisions. If we terminate Mr. Rodewald for refusing to relocate, he may not assert that any such termination was for other than "good cause."

OPTION GRANTS IN LAST FISCAL YEAR

      The following table summarizes options granted to our executive officers named in the summary compensation table during the fiscal year ended March 31, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                              NUMBER OF              PERCENT OF
                              SECURITIES           TOTAL OPTIONS
                              UNDERLYING             GRANTED TO       EXERCISE
                               OPTIONS              EMPLOYEES IN        PRICE
NAME                           GRANTED              FISCAL YEAR        ($/SH)     EXPIRATION DATE
----                         -----------           --------------     -------     ---------------
Chris B. Rodewald..........     10,000                  12.2%          $4.50        July 21, 2013

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      None of the executive officers named in the summary compensation table exercised options during the fiscal year ended March 31, 2004. The following table sets forth the number and value of securities underlying unexercised options held as of March 31, 2004.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND MARCH 31, 2004 OPTION VALUES

                                                               NUMBER OF
                                                              UNEXERCISED
                                                              SECURITIES
                                SHARES                    UNDERLYING  OPTIONS
                               ACQUIRED                      AT FY-END (#)            VALUE OF UNEXERCISED IN-THE-
                                 ON           VALUE          EXERCISABLE/-            MONEY OPTIONS AT FY-END ($)
   NAME                        EXERCISE      REALIZED        UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE(1)
   ----                       ---------      --------     -------------------         ----------------------------
Mark A. Payne..............      --            --            75,000/165,000                 $  -0-/$-0-
Kent H. Harle..............      --            --              12,500/4,167                 $  -0-/$-0-
Chris B. Rodewald..........      --            --              19,167/7,500                 $  -0-/$-0-

----------

(1)   The fair market value of our Common Stock as of March 31, 2004 was $3.30.

      Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth certain information as of March 31, 2004 with respect to compensation plans of the Company under which shares of the Company's common stock may be issued.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                            NUMBER OF SHARES OF
                                                               COMMON STOCK                               NUMBER OF SHARES OF
                                                               WHICH MAY BE         WEIGHTED-AVERAGE         COMMON STOCK
                                                          ISSUED UPON EXERCISE OF   EXERCISE PRICE OF   REMAINING AVAILABLE FOR
                                                            OUTSTANDING OPTIONS    OUTSTANDING OPTIONS    FUTURE ISSUANCE(1)
                                                          -----------------------  -------------------  ------------------------
2000 Stock Option Plan (approved by shareholders).             161,971                  $4.12                   538,029
2001 Non-Employee Director Stock Option Plan (not
  approved by shareholders).......................             201,670                  $4.00                   198,330
Stock Option Agreement dated October 15, 2002
  between Mark A. Payne and the Registrant (not
  approved by shareholders).......................             240,000                  $3.75                     N/A
Warrants Issued for Services (not approved by
  shareholders)...................................              40,234                  $3.78                     N/A

----------
(1) Excludes shares of our common stock to be issued upon exercise of outstanding options.

                            EQUITY COMPENSATION PLANS

DESCRIPTION OF THE 2000 STOCK OPTION PLAN

      The 2000 Stock Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the granting to employees and consultants of nonstatutory stock options. The Company has authorized and reserved 700,000 shares of Common Stock for issuance under the plan. Options to purchase 134,171 shares of Common Stock are outstanding. To date no options have been exercised under the plan. Unless terminated sooner, the plan will terminate automatically on July 31, 2010. Options then outstanding at the time the plan terminates will remain in effect until the earlier of exercise or expiration. The board of directors has the authority to amend, suspend or terminate the plan, but no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the plan.

      Our compensation committee administers the plan. The administrator has the authority to determine the terms of each option granted, including the exercise price, the number of shares subject to the option and the exercisability thereof and the form of consideration payable upon exercise. An option granted under the plan is not generally transferable by the optionee and each option is exercisable during the lifetime of the optionee only by such optionee, except that non-qualified stock options may be transferred under limited circumstances. An option granted under the plan must be exercised within three months after termination of the optionee's status as our employee or consultant (or within six months after termination of such status by death or disability), but in no event later than the expiration of the option's term. The exercise price of all stock options granted under the plan must be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option or nonstatutory option must equal at least 110% of the fair market value on the grant date and the term of the option must not exceed five years. The term of all other options granted under the plan may not exceed 10 years. The plan provides for equitable share and price adjustments in the event of a stock dividend, stock split or similar change in capitalization. Vesting ceases upon termination of employment or engagement. Options held by employees terminate on the date of termination if termination is "for cause," on the date six months after termination if termination is due to death and disability and on the date three months after termination if employment is terminated for any other reason. The plan provides that in the event of a recapitalization, merger, consolidation or reorganization with or into another corporation, outstanding stock options will either be assumed or substituted by the acquiring corporation.

DESCRIPTION OF THE AMENDED AND RESTATED 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      Under our Amended and Restated 2001 Non-Employee Director Stock Option Plan, eligible non-employee directors are automatically granted an option to purchase 30,000 shares of Common Stock upon initial election or appointment as a director. In addition, at each annual meeting of shareholders other than in the year in which the director received the initial grant, each eligible non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. Options granted under the plan in an initial grant vest with respect to 7,500 shares of Common Stock on the date of grant and on each of the three anniversary dates of the eligible director's election or appointment to the board of directors. Annual grants vest with respect to 1,250 shares on the date of grant and on each of the first three anniversaries of the grant date. Options granted under the plan have a term of ten years from the date of grant, terminate immediately upon removal of the eligible non-employee director from the board of directors, and, in the event an eligible non-employee director ceases to serve as a director other than by removal by the board of directors, the options will terminate not later than the date five years from the date such person ceases to be a director.

      A total of 250,000 shares of Common Stock have been reserved for issuance under the plan. Options to purchase 201,670 shares of Common Stock at exercise prices ranging from $3.75 to $4.70 per share are outstanding. No options granted under the plan have been exercised. The plan provides for equitable share and price adjustments in the event of a stock dividend, stock split or similar change in capitalization. The plan also provides that in the event of a recapitalization, merger, consolidation or reorganization with or into another corporation, outstanding stock options will either be assumed or substituted by the acquiring corporation.

                                  OTHER MATTERS

      The board of directors is not aware of any matters that are expected to come before the 2004 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS


      The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's proxy statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 2005 annual meeting must comply with the procedures set forth in the Company's bylaws and be received by the Company on or before March 31, 2005.


                          ANNUAL REPORT AND FORM 10-KSB

      The Company is sending, prior to or concurrently with this proxy statement, to all of its shareholders of record as of July 21, 2004, a copy of its Annual Report to Shareholders for the fiscal year ended March 31, 2004. The Annual Report to Shareholders contains a copy of the Company's Annual Report on Form 10-KSB (excluding exhibits) for the fiscal year ended March 31, 2004, filed with the Securities and Exchange Commission on June 29, 2004, which includes the Company's audited consolidated financial statements for the fiscal year ended March 31, 2004. The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, filed with the Securities and Exchange Commission on June 29, 2004, is incorporated in this Proxy Statement by reference.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO REDLINE PERFORMANCE PRODUCTS, INC., 2510 COMMERCE WAY, VISTA, CALIFORNIA 92081,
ATTENTION: INVESTOR RELATIONS.

                                     By Order of the Board of Directors

                                     Chris B. Rodewald
                                     Secretary

                                     [FRONT]

[X]   Please mark votes as in this example

                                 REVOCABLE PROXY
                       REDLINE PERFORMANCE PRODUCTS, INC.

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2004


     The undersigned hereby appoints Mark A. Payne and Kent H. Harle, and each of them with full power of substitution, as his or her proxies to represent and vote, as designated herein, all of the shares of the common stock of Redline Performance Products, Inc., registered in the name of the undersigned as of the close of business on July 21, 2004, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Redline Performance Products, Inc. to be held on September 10, 2004 at 2:00 p.m. Minneapolis, Minnesota time (Central Time) at the offices of Larkin Hoffman, 7900 Xerxes Avenue South, Suite 1500, Bloomington, Minnesota, and any adjournment or postponement thereof.


1. Directors Recommend: A vote for election of the following Nominees:

      Kent H. Harle; Mark A. Payne; David G. Mell; Stanley R. Herman; Michael J. Degen; Robert J. Korkowski

                                                                    For All
                                        For        Withhold          Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


2. To authorize the issuance of a number of shares of Common Stock in excess of 20% of the number of shares of such stock that are currently outstanding, at a price per share less than the market price as of the date of issuance, in order to raise up to $7 million in connection with a financing transaction;


                                      For               Against        Abstain

3. To ratify the appointment of Virchow, Krause & Company, LLP as the Company's Independent Certified Public Accountant for the fiscal year ending March 31, 2005; and

                                      For               Against        Abstain

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.




Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If you sign and return your proxy card in time for it to be voted at the Annual Meeting but do not indicate how your shares are to be voted with respect to a proposal, your shares will be voted FOR such proposal.


Please be sure to sign and date     Date  __________, 2004
this Proxy in the box below


____Shareholder sign above____Co-holder (if any) sign above

                                     [BACK]

    Detach above card, sign, date and mail in postage paid envelope provided.

                       REDLINE PERFORMANCE PRODUCTS, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------
---------------------------
---------------------------